UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 18, 2016

Ambac Financial Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004
(Address of principal executive offices) (Zip Code)

(212) 658-7470
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders of Ambac Financial Group, Inc. (the “Company”) was held on May 18, 2016. Represented at the meeting were 33,712,877shares, or approximately 75%, of the Company’s 45,046,996 shares of common stock outstanding and entitled to vote at the meeting. Set forth below are the final voting results for the actions taken by the stockholders at the meeting.

1.
The Company’s stockholders elected the six (6) director nominees named below to a term expiring at the 2017 annual meeting or until their successors are elected and qualified, with each receiving the following votes:

Name	Number of Votes For	Votes Withheld	Broker Non-Votes
Alexander D. Greene	26,964,858	4,666,217	2,081,802
Ian D. Haft	31,232,978	398,097	2,081,802
David Herzog	31,388,935	242,140	2,081,802
C. James Prieur	29,336,062	2,295,013	2,081,802
Jeffrey S. Stein	26,795,236	4,835,839	2,081,802
Nader Tavakoli	27,000,435	4,630,640	2,081,802

2.	The Company’s stockholders approved, by advisory (non-binding vote), the compensation of our named executive officers, as disclosed in the Company’s 2016 Proxy Statement, with the following vote:

Number of Votes For	Votes Against	Abstentions	Broker Non-Votes
17,327,673	15,061,942	124,552	1,198,710

3.	The Company’s stockholders ratified the selection of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016 with the following vote:

Number of Votes For	Votes Against	Abstentions
33,622,711	72,305	17,861

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated:	May 18, 2016	By:	/s/ William J. White
First Vice President, Secretary, and Assistant General Counsel

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